Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2025
BANNOCKBURN, IL., July 30, 2025 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the second quarter ended June 30, 2025.
Second Quarter 2025 Financial Highlights
•Net revenue of $1,416.1 million, up 15.4% compared to $1,227.2 million in the second quarter of 2024
•Gross profit of $269.0 million, or 19.0% of net revenue, up 7.9% compared to $249.4 million, or 20.3% of net revenue, in the second quarter of 2024
•Net income of $50.5 million, compared to net income of $53.0 million, in the second quarter of 2024 and diluted earnings per share of $0.31, up 3.3% compared to diluted earnings per share of $0.30 in the second quarter of 2024
•Adjusted net income of $67.5 million, compared to adjusted net income of $64.9 million, in the second quarter of 2024 and adjusted diluted earnings per share of $0.41, up 10.8% compared to adjusted diluted earnings per share of $0.37 in the second quarter of 2024
•Adjusted EBITDA of $114.0 million, up 5.2% compared to $108.4 million in the second quarter of 2024
•Cash provided by operating activities of $90.3 million, compared to cash provided by operating activities of $195.7 million in the second quarter of 2024
•Repurchased approximately $50.0 million of stock in the second quarter of 2025
John C. Rademacher, Chief Executive Officer, commented, “I am proud of the second quarter performance and the Option Care Health team's ability to show resilience in a dynamic marketplace. We continue to execute on opportunities to provide strong clinical outcomes while helping reduce the total cost of care.”
Updated Full Year 2025 Financial Guidance
For the full year 2025, Option Care Health now expects to generate:
•Net revenue of $5.50 billion to $5.65 billion
•Adjusted diluted earnings per share of $1.65 to $1.72
•Adjusted EBITDA of $465 million to $475 million
•Cash flow from operations of at least $320 million
•Effective tax rate of 25% - 27%
•Net interest expense of approximately $55 million to $60 million

Conference Call
Option Care Health will host a conference call to discuss its second quarter 2025 financial results later today at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at optioncarehealth.com.
Investor Contact

Mike Shapiro
Chief Financial Officer
T: (312) 940-2538
mike.shapiro@optioncare.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our periodic reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted earnings per share ("Adjusted EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, earnings per share, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted earnings per share represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA or Adjusted diluted earnings per share guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each adjusted measure to the most comparable GAAP financial measure are set forth below.

  Schedule 1
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$198,818	$412,565
Accounts receivable, net	481,253	409,733
Inventories	403,542	388,131
Prepaid expenses and other current assets	91,616	112,198
Total current assets	1,175,229	1,322,627

NONCURRENT ASSETS:
Property and equipment, net	133,673	127,367
Intangible assets, net	23,566	16,993
Referral sources, net	304,151	284,017
Goodwill	1,605,855	1,540,246
Other noncurrent assets	140,352	130,493
Total noncurrent assets	2,207,597	2,099,116
TOTAL ASSETS	$3,382,826	$3,421,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$590,221	$610,779
Other current liabilities	183,399	169,367
Total current liabilities	773,620	780,146

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,103,701	1,104,641
Other noncurrent liabilities	145,557	132,718
Total noncurrent liabilities	1,249,258	1,237,359
Total liabilities	2,022,878	2,017,505

STOCKHOLDERS’ EQUITY	1,359,948	1,404,238
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,382,826	$3,421,743

Schedule 2
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET REVENUE	$1,416,085	$1,227,186	$2,749,057	$2,373,238
COST OF REVENUE	1,147,042	977,821	2,216,962	1,885,373
GROSS PROFIT	269,043	249,365	532,095	487,865

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	170,092	153,783	338,210	308,525
Depreciation and amortization expense	16,241	14,907	31,987	29,635
Total operating expenses	186,333	168,690	370,197	338,160
OPERATING INCOME	82,710	80,675	161,898	149,705

OTHER INCOME (EXPENSE):
Interest expense, net	(14,447)	(12,603)	(27,678)	(25,805)
Other, net	598	3,969	(1,803)	5,096
Total other expense	(13,849)	(8,634)	(29,481)	(20,709)

INCOME BEFORE INCOME TAXES	68,861	72,041	132,417	128,996
INCOME TAX EXPENSE	18,338	18,998	35,152	31,162
NET INCOME	$50,523	$53,043	$97,265	$97,834

Earnings per share, basic	$0.31	$0.31	$0.59	$0.56
Earnings per share, diluted	$0.31	$0.30	$0.59	$0.56

Weighted average common shares outstanding, basic	162,931	172,927	164,188	173,428
Weighted average common shares outstanding, diluted	164,133	174,090	165,402	174,831

Schedule 3
OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97,265	$97,834
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	33,326	30,802
Other adjustments	35,857	38,874
Changes in operating assets and liabilities:
Accounts receivable, net	(61,392)	(90,642)
Inventories	(12,718)	(7,417)
Prepaid expenses and other current assets	17,606	(1,745)
Accounts payable	(27,904)	107,558
Accrued compensation and employee benefits	8,730	(30,206)
Other	(7,651)	(18,187)
Net cash provided by operating activities	83,119	126,871

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(18,466)	(15,597)
Business acquisitions, net of cash acquired	(117,247)	—
Net cash used in investing activities	(135,713)	(15,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock and related excise taxes	(152,429)	(118,122)
Proceeds from issuance of debt	—	49,959
Other financing activities	(8,724)	(10,088)
Net cash used in financing activities	(161,153)	(78,251)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(213,747)	33,023
Cash and cash equivalents - beginning of the period	412,565	343,849
CASH AND CASH EQUIVALENTS - END OF PERIOD	$198,818	$376,872

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$50,523	$53,043	$97,265	$97,834
Interest expense, net	14,447	12,603	27,678	25,805
Income tax expense	18,338	18,998	35,152	31,162
Depreciation and amortization expense	16,953	15,497	33,326	30,802
EBITDA	100,261	100,141	193,421	185,603

EBITDA adjustments
Stock-based incentive compensation expense	10,712	7,608	19,513	17,213
Loss on extinguishment of debt	—	377	—	377
Restructuring, acquisition, integration and other	3,045	231	12,850	3,454
Adjusted EBITDA	$114,018	$108,357	$225,784	$206,647

Net income	$50,523	$53,043	$97,265	$97,834
Intangible asset amortization expense	9,297	8,604	18,394	17,213
Stock-based incentive compensation expense	10,712	7,608	19,513	17,213
Restructuring, acquisition, integration and other	3,045	231	12,850	3,454
Total pre-tax adjustments	23,054	16,443	50,757	37,880
Tax adjustments (1)	(6,109)	(4,546)	(13,451)	(9,134)
Adjusted net income	$67,468	$64,940	$134,571	$126,580

Earnings per share, diluted	$0.31	$0.30	$0.59	$0.56
Adjusted earnings per share, diluted	$0.41	$0.37	$0.81	$0.72
Weighted average common shares outstanding, diluted	164,133	174,090	165,402	174,831
(1) Tax adjustments for the three and six months ended June 30, 2025 and 2024 includes the estimated income tax effect on non-GAAP adjustments based on the effective tax rate